EXHIBIT 21

                        SUBSIDIARIES OF BANTA CORPORATION

                                          OWNERSHIP BY
                                        BANTA CORPORATION  STATE OR JURISDICTION
                                         OR ONE OF ITS       OF INCORPORATION
LIST OF SUBSIDIARIES                      SUBSIDIARIES        OR ORGANIZATION
--------------------                   ------------------   --------------------
Banta Direct Marketing, Inc.                  100%               Minnesota
Banta Europe Corp.                            100%                Ireland
Banta Healthcare Products, Inc.               100%               Wisconsin
Banta Security Printing, Inc.                 100%               Wisconsin
Banta Global Turnkey B.V.                     100%            The Netherlands
Banta Global Turnkey France                   100%                France
Banta Global Turnkey Limited                  100%                Ireland
Banta Global Turnkey Limited                  100%               Scotland
Banta Packaging & Fulfillment, Inc.           100%               Wisconsin
Banta Software Services
 International, Inc.                          100%               Minnesota
Banta Specialty Converting, Inc.              100%               Wisconsin
Danbury Printing & Litho, Inc.                100%               Minnesota
KnowledgeSet Corporation                      100%              California
New Frontiers Information Corporation         100%             Massachusetts
One Pass Network, Inc.                        100%              California
United Graphics Inc.                          100%              Washington
Wrapper, Inc.                                 100%               Wisconsin
Banta Publications-Greenfield, Inc.           100%                 Ohio
Cidex International, Inc.                     100%               Wisconsin
Banta Direct Marketing-Berkeley, Inc.         100%               Minnesota
Omnia I, Inc.                                 100%               Delaware
Tidi Products, Inc.                           100%               Delaware
Meadows Information Systems, Inc.             100%               Wisconsin
Greenfield Holdings Corp.                     100%               Delaware
Banta Cayman Islands Corp.                    100%            Cayman Islands
Type Designs, Inc.                            100%`               Georgia
Ad Run Around, Inc.                           100%                Georgia
Banta Ireland Corp.                           100%               Wisconsin
Turnkey Services Holding Corp.                100%               Wisconsin
Banta Holding Corp.                           100%               Wisconsin